CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-266933 on Form S-6 of our report dated September 20, 2022, relating to the financial statement of FT 10310, comprising High-Yield Income Closed-End Portfolio, Series 101, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 20, 2022